UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 12, 2017
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Certain Agreements with Executive Officers

GSE Systems, Inc. (the "Company") previously entered into Employment Agreements with each of Kyle J. Loudermilk, Christopher D. Sorrells, Bahram Meyssami, and Emmett Pepe containing limitations on their annual cash bonus potential of 50%, 50%, 25% and 40% of their annual base salary, respectively.  On the recommendation of the Compensation Committee, the board of directors of the Company (the "Board"), with Loudermilk and Sorrells abstaining, approved amendments to Employment Agreements with each of Loudermilk, Sorrells, Meyssami, and Pepe, which increase their annual cash bonus potential to 75%, 75%, 31.25% and 60% of their annual base salary, respectively.  The amendments to the Employment Agreements also permit the Compensation Committee to increase the cash bonus potential of the foregoing executive officers above these limitations.  The annual bonus awards remain subject to the achievement of annual performance goals established by the Compensation Committee.

Except as otherwise described herein, all other provisions of the foregoing Employment Agreements (as amended) remain in full force and effect.  Copies of the amendment to each of the Employment Agreements with Kyle J. Loudermilk, Christopher D. Sorrells, Bahram Meyssami, and Emmett Pepe are attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, and each is incorporated herein by reference.  The foregoing descriptions of the amendments to the Employment Agreements of Loudermilk, Sorrells, Meyssami, and Pepe do not purport to be complete and are qualified in their entirety by reference to the attached amendments.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2017, the Company held its annual meeting of stockholders.  At that meeting, the following matters were voted upon and the following reflects the final voting results:

				Broker
	Proposal	For	Withheld	Non-Votes

1)	Election of Directors for a 3-year term expiring 2020
	James H. Stanker	9,045,802	151,350	7,618,563
	John D. Fuller	9,045,904	151,248	7,618,563

		1 year	2 years	3 years	Abstain

2)	Non-binding resolution regarding the frequency for future advisory votes on the compensation of the Company's named executive officers	8,413,259	67,933	615,890	100,070
					Broker
		For	Against	Abstain	Non-Votes

3)	Non-binding resolution to approve Company's named executive officer compensation	8,945,333	198,526	53,293	7,618,563

		For	Against	Abstain

4)	Ratify BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017	16,659,298	108,128	48,289

In relation to Proposal 1, each director nominees received more votes for than against the nominee's election and was, therefore, elected as a Class I Director.

In relation to Proposal 2, the proposal recommended an annual advisory vote on named executive officer compensation, and the Company intends to conduct future advisory votes on executive compensation every year.

Item 8.01 Other Events.

On June 12, 2017, the Board reviewed and revised the charters of the Audit Committee, the Compensation Committee and the Nominating Committee.  The revised charters for each of the foregoing standing committees have been posted to the Company's website.

Item 9.01.	Financial Statements and Exhibits.
99.1	Amendment to Employment Agreement, dated June 12, 2017, between GSE Systems, Inc. and Kyle J. Loudermilk
99.2	Amendment to Employment Agreement, dated June 12, 2017, between GSE Systems, Inc. and Christopher D. Sorrells
99.3	Amendment to Employment Agreement, dated June 12, 2017, between GSE Systems, Inc. and Bahram Meyssami
99.4	Amendment to Employment Agreement, dated June 12, 2017, between GSE Systems, Inc. and Emmett Pepe

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: June 16, 2017